EXHIBIT  32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


         In connection with the quarterly report of Nanoscience Technologies, Inc., (the "Company") on Form 10-QSB for the period ending December 31, 2005 as filed with the Securities and Exchange Commission (the "SEC") on the date hereof (the "Report"), I, David Keenan, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), that, to the best of my knowledge and belief:

          1. The Report fully complies with the requirements of section 13 (a) or 15 (d) of the Securities and Exchange Act of 1934; and

          2.   The information  contained in the Report fairly presents,  in all
               material  respects,   the  financial   condition  and  result  of
               operations of the Company.



/s/ DAVID KEENAN
DAVID KEENAN
Chief Executive Officer
February 10, 2006


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request. The foregoing certifications are accompanying the Company's Report solely pursuant to Section 906 and is not being filed as part of the Report or as a separate disclosure document.